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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of California Commercial Bankshares on Form S~8 of our report dated February 9, 1995, appearing in the Annual Report on Form 10-K of California Commercial Bankshares for the year ended December 31, 1994.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 22, 1995